Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2002 relating to the financial statements and financial statement schedule which appears in ICN Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/	PRICEWATERHOUSECOOPERS LLP

Los Angeles, California

May 8, 2002